Exhibit 21.1

Baker Hughes Company
SIGNIFICANT SUBSIDIARIES
December 31, 2019

Subsidiary	Jurisdiction	Percentage Ownership

EHHC NewCo LLC	Delaware	100%
   CFC Holdings LLC
   Baker Hughes, a GE company, LLC
        US SCS Partner LLC
        Baker Hughes International Partners Holdings SCS
             Baker Hughes International Partners S.à r.l.
                 Baker Hughes International Holdings, S.à r.l.
                     BJS Holdings 2 S.à r.l.
                     Baker Hughes Holdings 4 S.à r.l.
                          Baker Hughes Holdings II B.V.
                     Baker Hughes Holdings 3 S.à r.l.
                          Baker Hughes Holdings 5 S. à r.l.
                              Baker Hughes International Coöperatief U.A.
                                   Baker Hughes Holdings I B.V.
                                       Baker Hughes Luxembourg Holdings S.C.A.

	Delaware Delaware Delaware Luxembourg Luxembourg Luxembourg Luxembourg Luxembourg Netherlands Luxembourg Luxembourg Netherlands Netherlands Luxembourg	100% Note (1)* 100% Note (2) 100% Note (3) 100% 100% 100% 100% 100% 100% 100% Note (4)

Notes:
(1) Baker Hughes, a GE company, LLC
*EHHC NewCo LLC – the Managing Partner	36.636314%
CFC Holdings LLC	3.810940%
Baker Hughes Company	22.819864%
General Electric Company	36.732882%
(2) Baker Hughes International Partners Holdings SCS
Baker Hughes, a GE company, LLC	98.998755%
US SCS Partner LLC	1.001245%
(3) Baker Hughes International Holdings S.à r.l.
Baker Hughes International Partners S.à r.l.	99.9500%
Other subsidiaries of Baker Hughes, a GE company, LLC	0.0500%
(4) Baker Hughes Luxembourg Holdings S.C.A.
Baker Hughes Holdings I B.V.	39.248%
Other subsidiaries of Baker Hughes, a GE company, LLC	60.7520%